Exhibit 10.2

LOAN AGREEMENT

THIS AGREEMENT (the "Agreement") effective as of 23rd day of September, 2009

BETWEEN

      Amico Games Corp., a company incorporated under the laws of Nevada.

("Lender")

AND

      Galaxy Software (Guangzhou) Limited, a company incorporated under the laws of the People's Republic of China

("Company")

WHEREAS

  The Lender wants to lend and the Company wants to borrow funds to provide the Company with funds required for the consummation of an anticipated share exchange between the Company and the lender.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the Company and the Lender hereby agree as follows:

  Loan. The Lender will lend to the Company, upon the terms and conditions of this Agreement, the principal sum of $20,000 as a loan (the "Loan").
  Interest. The Loan carries no interest.
  Repayment. The Loan is due on March 1, 2010.
  Cancellation of Loan. The Loan is to be cancelled upon the completion of a share exchange between the Lender and the Company, or a company with which the Company has variable interest entity relationship.

AMICO GAMES CORP.                               GALAXY SOFTWARE LIMITED
by its authorized signatory                     by its authorized signatory

/s/ EMAD PETRO Emad Petro	/s/ PETER LIU Peter Liu